UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/21/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On March 14, 2011 and March 16, 2011, respectively, the Company's senior lender demanded payment of $250,000 (for an aggregate demand of $500,000) of principal due under the promissory note referred to in the Company's financial statements and notes to financial statements as "Term Note B". The Company exercised its contractual right to satisfy the payment demands in shares of its common stock and will deliver 118,320 shares in payment of such demands on March 28, 2011.

The issuance of the shares described above triggered the full ratchet anti-dilution price reset provision contained in the warrants issued by the Company on October 27, 2006 ("October 2006 Warrants"). The exercise price for the October 2006 Warrants was reset from $5.07 to $4.1936 and the number of shares subject to the October 2006 Warrants was increased from 789,519 to 929,496.

The shares issued by the Company to its senior lender were issued to an accredited investor in a transaction exempt from Registration pursuant to Section 4(2) of the Securities Act of 1933. The transactions did not involve a public offering, were made without general solicitation or advertising, and there were no underwriting commissions or discounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: March 25, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer